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                                                                    Exhibit 4.03


                                  April , 2002

Neidiger, Tucker, Bruner, Inc.
1675 Larimer Street, Suite 300
Denver, Colorado  80202

         Re:      Natural Gas Services Group, Inc.

Ladies and Gentlemen:

         Reference is made to a proposed public offering of shares of common stock and warrants (the "Public Securities") by Natural Gas Services Group, Inc. (the "Company") pursuant to a Registration Statement (the "Registration Statement") and prospectus included therein to be filed with the Securities and Exchange Commission and to be underwritten by Neidiger/Tucker/Bruner, Inc. as the managing underwriter (the "Underwriter") named in an underwriting agreement.

         In consideration of the offer and sale of the Public Securities by the Company and the Underwriter and of other valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees not to offer, sell (including engaging in a short sale), contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of any shares of common stock of the Company or any securities convertible into or exchangeable for common stock of the Company beneficially owned or otherwise held by the undersigned as of the date of this letter or acquired on or prior to the date of effectiveness of the Registration Statement or issuable upon exercise of options or warrants held by the undersigned on such dates (collectively, the "Shares") for the period specified hereafter without the prior written consent of the Underwriter. Such restrictions shall apply to the total number of Shares held by the undersigned for a period of one year after the date of the effective date of the Registration Statement.

         As a reasonable means of ensuring compliance with the terms of this Agreement, the undersigned further agrees that the Company may instruct the transfer agent for the Shares to place a transfer restriction on such transfer agent's records.

         Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any or all of the Shares either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with this

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Neidiger/Tucker/Bruner, Inc.
Agreement Not To Sell
Page 2


Agreement. For purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

         In addition, notwithstanding the foregoing, if the undersigned is a partnership, the partnership may transfer any Shares to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, and any partner who is an individual may transfer Shares by gift, will or intestate succession to his or her immediate family (as defined above) or ancestors; and if the undersigned is a corporation, the corporation may transfer Shares to any shareholder of such corporation and any shareholder who is an individual may transfer Shares by gift, will or intestate succession to his or her immediate family (as defined above) or ancestors; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with this Agreement.

         Finally, notwithstanding the foregoing, the Underwriter, in its sole discretion, may release from this Agreement any or all of the Shares or release from any agreement similar to this Agreement any shares of common stock owned by any other shareholder of the Company. Any such release must be in a writing signed by the Underwriter.

         This agreement shall be enforceable by the Company and the Underwriter, or either of them, and shall bind and inure to the benefit of their respective successors, personal representatives, heirs, and assigns.


                                           Very truly yours,


                                           By:
_______________________________                ________________________________
Shares of common stock subject                 Signature
to this Agreement


                                           _____________________________________
                                             Printed name of person or entity

                                           _____________________________________
                                               Title if signing for an entity